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                                                                    EXHIBIT 21.1

                              TRIPATH IMAGING, INC.

                              LIST OF SUBSIDIARIES

                                            STATE OR JURISDICTION OF INCORPORATION
NAME OF SUBSIDIARY                          OR ORGANIZATION
------------------                          --------------------------------------
TriPath Oncology, Inc.                      Delaware
AutoCyte  NC, LLC                           North Carolina
AutoCyte Australia Pty Ltd                  Australia
Cell Analysis Systems, Inc.                 Illinois
TriPath Imaging Europe bvba                 Belgium